                              AMENDED AND RESTATED
                          INVESTMENT ADVISORY CONTRACT

THIS  AGREEMENT,  made this 1st day of November 1999,  between  SECURITY  INCOME
FUND, a Kansas corporation (hereinafter referred to as the "Fund"), and SECURITY
MANAGEMENT  COMPANY,  LLC,  a  Kansas  limited  liability  company  (hereinafter referred to as the "Management  Company"),  is amended and restated effective as of June 28, 2005.

                                   WITNESSETH:

WHEREAS,  the Fund is engaged in business as an open-end  management  investment company registered under the Federal Investment Company Act of 1940; and

WHEREAS,  the Fund is  authorized  to issue shares of capital  stock in separate
Series, with each such Series representing  interests in a separate portfolio of securities and other assets; and

WHEREAS, the Fund currently offers shares in four separate series, including the
Diversified  Income Series, the High Yield Series, the Income Opportunity Series
and the Capital  Preservation Series, such series together with all other series subsequently  established  by the Fund with respect to which the Fund desires to retain the Management  Company to render investment  advisory services hereunder and with  respect to which the  Management  Company  is willing so to do,  being herein collectively referred to as the "Series"; and

WHEREAS,  the Management Company is willing to provide  investment  research and advice to the Fund on the terms and conditions hereinafter set forth;

NOW,  THEREFORE,  in  consideration  of the premises and mutual  agreements made herein, the parties hereto agree as follows:

1.  EMPLOYMENT OF MANAGEMENT  COMPANY.  The Fund hereby  employs the  Management
    Company to act as investment adviser to each Series of the Fund with respect to the  investment of its assets,  and to supervise and arrange the purchase of securities  for and the sale of securities  held in the portfolios of the
    Series  of the  Fund,  subject  always  to the  supervision  of the Board of
    Directors  of the Fund,  during the period and upon and subject to the terms and conditions herein set forth. The Management  Company hereby accepts such employment and agrees to perform the services required by this Agreement for the compensation herein provided.

    In the event the Fund establishes additional series with respect to which it desires  to retain the  Management  Company  to render  investment  advisory services  hereunder,  it shall notify the Management Company in writing.  If the  Management  Company is willing to render such  services it shall notify the Fund in writing,  whereupon such series shall become a Series subject to the  terms and  conditions  hereunder,  and to such  amended  or  additional provisions as shall be specifically agreed to by the Fund and the Management
    Company in accordance with applicable law.

2.  INVESTMENT ADVISORY DUTIES.

    (a)  The Management  Company shall regularly provide each Series of the Fund with investment research, advice and supervision,  continuously furnish an investment  program and recommend that securities shall be purchased and sold and what  portion of the assets of each  Series  shall be held uninvested  and shall arrange for the purchase of securities  and other investments for and the sale of securities and other  investments  held in the portfolio of each Series. All investment advice furnished by the
         Management  Company to each  Series  under this  Section 2 shall at all times  conform to any  requirements  imposed by the  provisions  of the
         Fund's Articles of Incorporation and Bylaws, the Investment Company Act
         of 1940 and the rules and regulations promulgated thereunder, any other applicable  provisions  of  law,  and  the  terms  of the  registration statements  of the  Fund  under  the  Securities  Act of  1933  and the
         Investment  Company Act of 1940, all as from time to time amended.  The
         Management Company shall advise and assist the officers or other agents of the Fund in taking such steps as are  necessary  or  appropriate  to carry out the decisions of the Fund's Board of Directors  (and any duly appointed  committee  thereof) with regard to the foregoing matters and the general conduct of the Fund's business.

    (b)  Subject to the  provisions of the  Investment  Company Act of 1940 (the
         "1940  Act") and any  applicable  exemptions  thereto,  the  Management
         Company  is  authorized,  but is under  no  obligation,  to enter  into sub-advisory  agreements (the  "Sub-Advisory  Agreements")  with one or more sub-advisers (each a "Sub-adviser") to provide investment advisory services  to any  Series  of the  Fund.  Each  Sub-adviser  shall  have investment discretion with respect to the assets of the Series assigned to that Sub-adviser by the Management  Company.  The Management Company shall not be  responsible  or liable  with  respect  to any  investment decision made by a  Sub-adviser,  whether such decision be to purchase, sell or hold such  investment.  Consistent  with the  provisions of the
         1940 Act and any applicable  exemption thereto,  the Investment Manager may enter into Sub-Advisory Agreements or amend Sub-Advisory Agreements without the approval of the shareholders of the affected Series.

3.  PORTFOLIO TRANSACTIONS AND BROKERAGE.

    (a)  Transactions  in  portfolio   securities   shall  be  effected  by  the
         Management  Company,  through  brokers  or  otherwise,  in  the  manner permitted  in this  Section  3 and in  such  manner  as the  Management
         Company  shall  deem to be in the  best  interests  of the  Fund  after consideration is given to all relevant factors.

    (b)  In  reaching a judgment  relative to the  qualification  of a broker to obtain the best execution of a particular  transaction,  the Management
         Company may take into account all relevant  factors and  circumstances, including the size of any  contemporaneous  market in such  securities;
         the  importance  to the  Fund of speed  and  efficiency  of  execution;
         whether the particular  transaction is part of a larger intended change
         in  portfolio   position  in  the  same   securities;   the   execution
         capabilities   required  by  the   circumstances   of  the   particular
         transaction;  the  capital  required  by the  transaction;  the overall capital strength of the broker;  the broker's apparent  knowledge of or familiarity  with  sources  from  or to  whom  such  securities  may be
         purchased  or  sold;  as  well  as  the  efficiency,   reliability  and
         confidentiality  with which the broker has  handled  the  execution  of prior similar transactions.

    (c)  Subject  to any  statements  concerning  the  allocation  of  brokerage
         contained  in  the  Fund's   prospectus   or  statement  of  additional
         information,  the  Management  Company  is  authorized  to  direct  the execution of portfolio transactions for the Fund to brokers who furnish investment  information or research service to the Management  Company.
         Such  allocation  shall  be in  such  amounts  and  proportions  as the
         Management  Company may determine.  If the transaction is directed to a broker  providing  brokerage  and research  services to the  Management
         Company,  the commission paid for such  transaction may be in excess of the  commission  another  broker would have charged for effecting  that transaction,  if the Management  Company shall have  determined in good faith that the commission is reasonable in relation to the value of the brokerage  and research  services  provided,  viewed in terms of either that  particular  transaction  or the overall  responsibilities  of the
         Management  Company  with respect to all accounts as to which it now or
         hereafter  exercises  investment   discretion.   For  purposes  of  the
         immediately  preceding  sentence,  "providing  brokerage  and  research services" shall have the meaning  generally given such terms or similar terms under Section 28(e)(3) of the Securities Exchange Act of 1934, as
         amended.

    (d)  In the selection of a broker for the execution of any  transaction  not subject to fixed commission rates, the Management Company shall have no duty or  obligation  to seek advance  competitive  bidding for the most
         favorable   negotiated   commission  rate  to  be  applicable  to  such
         transaction,  or to  select  any  broker  solely  on the  basis  of its purported or "posted" commission rates.

    (e)  In  connection  with  transactions  on markets  other than  national or regional  securities  exchanges,  the Fund will deal  directly with the selling  principal or market maker  without  incurring  charges for the services of a broker on its behalf unless,  in the best judgment of the
         Management  Company,  better  price or  execution  can be  obtained  in utilizing the services of a broker.

4.  ALLOCATION  OF EXPENSES AND CHARGES.  The  Management  Company shall provide investment  advisory,  statistical and research  facilities and all clerical services  relating to research,  statistical and investment  work, and shall provide for the  compilation  and  maintenance  of such records  relating to these functions as shall be required under  applicable law and the rules and regulations  of the  Securities  and  Exchange  Commission.  The  Management
    Company  will also  provide  the Fund with a  president,  a chief  financial officer, and a secretary, subject to the approval of the Board of Directors, and will pay the salaries and expenses of such  officers of the Fund who are also directors, officer or employees of the Management Company.

    Other  than  as  specifically  indicated  in the  preceding  sentences,  the
    Management  Company  shall not be required to pay any  expenses of the Fund, and in particular, but without limiting the generality of the foregoing, the
    Management  Company  shall not be required  to pay office  rental or general administrative  expenses;  Board of  Directors'  fees;  legal,  auditing and accounting expenses;  insurance premiums;  broker's  commissions;  taxes and governmental  fees and any  membership  dues;  fees of  custodian,  transfer agent,  registrar  and  dividend  disbursing  agent  (if any);  expenses  of obtaining  quotations on the Fund's portfolio  securities and pricing of the
    Fund's shares;  cost of stock certificates and any other expenses (including clerical expenses) of issue, sale, repurchase or redemption of shares of the
    Fund's capital stock; costs and expenses in connection with the registration
    of  the  Fund's   capital  stock  under  the  Securities  Act  of  1933  and qualification  of the Fund's  capital  stock  under the Blue Sky laws of the states where such stock is offered;  costs and expenses in  connection  with the  registration  of the Fund under the Investment  Company Act of 1940 and all periodic and other reports required  thereunder;  expenses of preparing,
    printing  and  distributing   reports,   proxy   statements,   prospectuses,
    statements  or  additional   information,   notices  and   distributions  to
    stockholders;  costs of stationery; costs of stockholder and other meetings;
    expenses  of  maintaining   the  Fund's   corporate   existence;   and  such
    nonrecurring  expenses as may arise including  litigation affecting the Fund and the legal  obligations  the Fund may have to indemnify  its officers and directors.

5.  COMPENSATION OF MANAGEMENT COMPANY.

    (a)  As  compensation  for the  services to be  rendered  by the  Management
         Company as provided for herein, for each of the years this Agreement is in  effect,  the Fund  shall pay the  Management  Company an annual fee equal to 0.60  percent  of the  average  daily net assets of High Yield
         Series;  0.35  percent of the average  daily net assets of  Diversified
         Income Series and the Capital  Preservation Series; and 0.80 percent of the  average  daily net  assets of  Income  Opportunity  Series of $200 million or less,  plus 0.70 percent of the average  daily net assets of
         Income  Opportunity  Series of more than $200  million,  computed  on a daily basis.  Such fee shall be adjusted and payable  monthly.  If this
         Agreement  shall be  effective  for only a portion of a year,  then the
         Management  Company's  compensation for said year shall be prorated for such  portion.  For  purposes  of this  Section 5, the value of the net assets of each such Series  shall be computed in the same manner at the end of the  business day as the value of such net assets is computed in connection with the  determination of the net asset value of the Fund's shares as described in the Fund's prospectus.

    (b)  For each of the Fund's  full  fiscal  years this  Agreement  remains in force, the Management  Company agrees that if the total annual expenses
         of  each  Series  of  the  Fund,   exclusive  of  interest  and  taxes,
         extraordinary expenses (such as litigation), and distribution fees paid under the Fund's Class B and Class C Distribution  Plans, but inclusive of the Management Company's compensation, exceed any expense limitation imposed by state  securities  law or  regulation  in any state in which shares of the Fund are then qualified for sale, as such regulations may be amended from time to time, the Management Company will contribute to such  Series  such  funds or waive such  portion  of its fee,  adjusted monthly as may be  requisite to insure that such annual  expenses  will not exceed any such limitation. If this Contract shall be effective for only a portion of one of the  Series'  fiscal  years,  then the maximum annual expenses shall be prorated for such portion.  Brokerage fees and commissions  incurred in  connection  with the  purchase or sale of any securities  by a Series  shall not be deemed  to be  expenses  with the meaning of this paragraph (b).

6.  MANAGEMENT  COMPANY  NOT TO  RECEIVE  COMMISSIONS.  In  connection  with the purchase  or sale of  portfolio  securities  for the  account  of the  Fund, neither the Management Company nor any officer or director of the Management
    Company  shall act as  principal or receive any  compensation  from the Fund other than its  compensation  as  provided  for in  Section 5 above.  If the
    Management Company, or any "affiliated person" (as defined in the Investment
    Company Act of 1940) receives any cash, credits,  commissions or tender fees from any person in  connection  with  transactions  in the Fund's  portfolio securities  (including  but not  limited  to the tender or  delivery  of any securities  held in the Fund's  portfolio),  the  Management  company  shall immediately  pay such amount to the Fund in cash or as a credit  against any then  earned but unpaid  management  fees due by the Fund to the  Management
    Company.

7.  LIMITATION OF LIABILITY OF  MANAGEMENT  COMPANY.  So long as the  Management
    Company  shall give the Fund the benefit of its best  judgment and effort in rendering services hereunder, the Management Company shall not be liable for any  errors of  judgment  or mistake of law,  or for any loss  sustained  by reason of the adoption of any  investment  policy or the  purchase,  sale or retention  of  any  security  on its  recommendation,  whether  or not  such recommendation shall have been based upon its own investigation and research or upon  investigation  and research made by any other  individual,  firm or corporation,  if such  recommendation  shall  have been made and such  other individual,  firm or corporation  shall have been selected with due care and in good faith.  Nothing herein  contained  shall,  however,  be construed to protect the  Management  Company  against any  liability  to the Fund or its security  holders  by  reason  of  willful  misfeasance,  bad faith or gross negligence  in the  performance  of its duties or by reason of its  reckless disregard of its  obligations  and duties under this  Agreement.  As used in this Section 7, "Management  Company" shall include directors,  officers and employees  of the  Management  Company,  as well as the  Management  Company itself.

8.  OTHER ACTIVITIES NOT RESTRICTED. Nothing in this Agreement shall prevent the
    Management  Company or any officer thereof from acting as investment adviser for any other person, firm, or corporation, nor shall it in any way limit or
    restrict  the  Management  Company  or  any  of  its  directors,   officers,
    stockholders  or employees from buying,  selling,  or trading any securities for its own  accounts  or for the  accounts  of  others  for  whom it may be acting; provided,  however, that the Management Company expressly represents that it will undertake no activities  which, in its judgment,  will conflict with the  performance of its  obligations to the Fund under this  Agreement.
    The Fund acknowledges that the Management Company acts as investment adviser to other investment  companies,  and it expressly consents to the Management
    Company  acting as such;  provided,  however,  that if in the opinion of the
    Management Company, particular securities are consistent with the investment objectives  of, and are desirable  purchases or sales for the  portfolios of one or more  Series and one or more of such other  investment  companies  or series of such companies at  approximately  the same time, such purchases or sales  will  be  made  on a  proportionate  basis  if  feasible,  and if not feasible, then on a rotating or other equitable basis.

9.  DURATION AND TERMINATION OF AGREEMENT. This Agreement shall become effective on  November  1,  1999,  provided  that on or  before  that date it has been approved by the holders of a majority of the outstanding  voting  securities of each Series of the Fund.  This  Agreement  shall  continue in force until
    November 1, 2001, and for successive  12-month  periods  thereafter,  unless terminated, provided each such continuance is specifically approved at least annually by (a) the vote of a majority of the entire  Board of  Directors of the Fund,  and the vote of a majority of the  directors  of the Fund who are not  parties to this  Agreement  or  interested  persons  (as such terms are defined  in the  Investment  Company  Act of 1940) of any such party cast in person at a meeting of such directors  called for the purpose of voting upon such  approval,  or (b) by the  vote of the  holders  of a  majority  of the outstanding  voting securities of each series of the Fund (as defined in the
    Investment  Company Act of 1940). In the event a majority of the outstanding shares of one series vote for continuance of the Advisory Contract,  it will be  continued  for that  series  even  though the  Advisory  Contract is not approved by either a majority of the outstanding  shares of any other series or by a majority  of  outstanding  shares of the Fund.  Upon this  Agreement becoming  effective,  any  previous  agreement  between  the  Fund  and  the
    Management Company providing for investment advisory and management services shall concurrently terminate,  except that such termination shall not affect fees accrued and  guarantees of expenses with respect to any period prior to termination.

    This  Agreement  may be terminated at any time as to any series of the Fund, without  payment of any  penalty,  by vote of the Board of  Directors of the
    Fund or by vote of the  holders  of a  majority  of the  outstanding  voting securities of that series of the Fund, or by the Management Company, upon 60 days' written notice to the other party.

    This  Agreement   shall   automatically   terminate  in  the  event  of  its
    "assignment" (as defined in the Investment Company Act of 1940).

IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be duly executed by their respective  corporate  officers thereto duly authorized on the day, month and year first above written.

                                                SECURITY INCOME FUND

                                           By:  MICHAEL G. ODLUM
                                                --------------------------------
                                                Michael G. Odlum, President
ATTEST:

AMY J. LEE
------------------------------
Amy J. Lee, Secretary
                                                SECURITY MANAGEMENT COMPANY, LLC

                                           By:  MICHAEL G. ODLUM
                                                --------------------------------
                                                Michael G. Odlum, President
ATTEST:

AMY J. LEE
------------------------------
Amy J. Lee, Secretary